Exhibit 99.2
Plano, Texas
Supplemental
Information Package
2026 Third Quarter
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Q3 2026 SUPPLEMENTAL INFORMATION

Orion Supplemental Information
September 30, 2026
Orion Properties Inc.  |  WWW.ONLREIT.COM  |  3

Q3 2026 SUPPLEMENTAL INFORMATION

About the Data

This data and other information described herein are as of and for the quarter ended September 30, 2026, unless otherwise indicated. Future performance may not be consistent with past performance and is subject to change and inherent risks and uncertainties. This information should be read in conjunction with the consolidated financial statements and the
Management's Discussion and Analysis of Financial Condition and Results of Operations sections contained in Orion
Properties Inc.'s (the "Company," "Orion," "us," "our" and "we") Quarterly Reports on Form 10-Q for the periods ended
September 30, 2026, June 30, 2026 and March 31, 2026 and Annual Report on Form 10-K for the year ended
December 31, 2025.
Unconsolidated Joint Venture
The Company accounts for its investment in the Unconsolidated Joint Venture under the equity method of accounting and during the year ended December 31, 2025, its share of cumulative losses, including impairment losses, exceeded the carrying amount of its investment. Accordingly, the Company has suspended recognition of its share of additional losses from the Unconsolidated Joint Venture and no contingent liabilities have been recorded related to the Unconsolidated Joint
Venture as of and for the three and nine months ended September 30, 2026. Additionally, since January 1, 2026, the
Company has been recording management fees from the Unconsolidated Joint Venture and interest income on its member loan to the Unconsolidated Joint Venture (the "Member Loan") on a cash basis rather than an accrual basis. The Company recognized $0.2 million and $0.5 million of management fees from the Unconsolidated Joint Venture during the three and nine months ended September 30, 2026, respectively, and $0.2 million of interest on the Member Loan during the nine months ended September 30, 2026. No interest on the Member Loan was recognized during the three months ended
September 30, 2026. The Company recognized $0.2 million and $0.6 million of management fees from the Unconsolidated
Joint Venture during the three and nine months ended September 30, 2025, respectively, and $0.3 million and $0.8 million of interest on the Member Loan during the three and nine months ended September 30, 2025, respectively.
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Q3 2026 SUPPLEMENTAL INFORMATION

Forward-Looking Statements

Information set forth herein includes "forward-looking statements" which reflect the Company's expectations and projections regarding future events and plans, future financial condition, results of operations, liquidity and business, including leasing and occupancy, acquisitions, dispositions, rent receipts, expected borrowings and financing costs and the payment of future dividends. Generally, the words "anticipates," "assumes," "believes," "continues," "could," "estimates," "expects," "goals,"
"intends," "may," "plans," "projects," "seeks," "should," "targets," "will," "guidance," variations of such words and similar expressions identify forward-looking statements. These forward-looking statements are based on information currently available to the Company and involve a number of known and unknown assumptions and risks, uncertainties and other factors, which may be difficult to predict and beyond the Company's control, that could cause actual events and plans or could cause the Company's business, financial condition, liquidity and results of operations to differ materially from those expressed or implied in the forward-looking statements. These factors include, among other things, those discussed below.
Information regarding historical rent collections should not serve as an indicator of future rent collections. We disclaim any obligation to publicly update or revise any forward-looking statements, whether as a result of changes in underlying assumptions or factors, new information, future events or otherwise, except as may be required by law.
The following are some, but not all, of the assumptions, risks, uncertainties and other factors that could cause the
Company's actual results to differ materially from those presented in the forward-looking statements:
•the risk of increases in interest rates, including that the value of our assets may decline, our borrowing costs have increased and may continue to do so and we may be unable to extend or refinance our debt obligations on favorable terms and in a timely manner, or at all;
•the risk of inflation, including that our operating costs, such as insurance premiums, utilities, real estate taxes, capital expenditures and repair and maintenance costs, may rise;
•conditions associated with the global market, including an oversupply of office space, tenant credit risk and general economic conditions and geopolitical conditions;
•our strategic review process is and will continue to be costly and time-consuming and may not result in a transaction, and any transaction that occurs may not increase stockholder value;
•the risk that our strategic review process may disrupt our operations, divert management's attention and create uncertainty for tenants, employees and counterparties;
•the risk that disruption in macroeconomic and general economic conditions could adversely impact our lenders, tenants and prospective tenants, and cause them to reduce or decline to do business with us or fail to meet their obligations to us;
•the extent to which changes in workplace practices and office space utilization, including remote and hybrid work arrangements, and changes in government budgetary priorities, will continue and the impact that may have on demand for office space at our properties;
•our ability to acquire new properties, convert certain vacant properties to multi-tenant use and sell non-core assets on favorable terms and in a timely manner, or at all;
•risks associated with acquisitions, including the risk that we may not be in a position, or have the opportunity in the future, to make suitable property acquisitions on advantageous terms and/or that such acquisitions will fail to perform as expected;
•our assumptions concerning tenant utilization and renewal probability of Dedicated Use Assets, and our ability to successfully execute on our strategy to shift our portfolio concentration over time away from traditional office properties, towards more Dedicated Use Assets;
•our ability to comply with the terms of our credit agreements or to meet the debt obligations on our properties;
•our ability to access the capital markets to raise additional equity or refinance maturing debt on favorable terms and in a timely manner, or at all;
•changes in the real estate industry and in performance of the financial markets and interest rates and our ability to effectively hedge against interest rate changes;
•the risk of tenants defaulting on their lease obligations, which is heightened due to our focus on single-tenant properties;
•our ability to renew leases with existing tenants or re-let vacant space to new tenants on favorable terms and in a timely manner, or at all;
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Q3 2026 SUPPLEMENTAL INFORMATION
•the cost of rent concessions, tenant improvement allowances and leasing commissions;
•the potential for termination of existing leases pursuant to tenant termination rights;
•the amount, growth and relative inelasticity of our expenses;
•risks associated with the ownership and development of real property;
•risks accompanying our investment in and the management of OAP/VER Venture, LLC (the "Unconsolidated Joint
Venture"), our unconsolidated joint venture, in which we hold a non-controlling ownership interest, including that the
Unconsolidated Joint Venture may be unable to repay all or any portion of its mortgage debt obligations which experienced a payment default at maturity during February 2026, or complete the disposition or refinancing of any of the six joint venture properties on favorable terms or in a timely manner, or at all, or that the lenders may seek to enforce their foreclosure or other remedies due to the debt being beyond its initially stated maturity, and we may be unable to recover our original investment in the Unconsolidated Joint Venture, which we have written down to zero or, in the case of the Member Loan, fully reserved accordingly;
•our ability to close pending real estate transactions, which may be subject to conditions that are outside of our control;
•we may change our dividend policy at any time, and therefore the amount, timing and continued payment of dividends are not assured;
•our properties may be subject to impairment charges;
•risks resulting from losses in excess of insured limits or uninsured losses;
•risks associated with the potential volatility of our common stock; and
•the risk that we may fail to maintain our income tax qualification as a real estate investment trust.
Additional factors that may affect future results are contained in the Company's filings with the SEC, which are available on the SEC’s website at www.sec.gov. The Company disclaims any obligation to publicly update or revise any forward-looking statements, whether as a result of changes in underlying assumptions or factors, new information, future events or otherwise, except as required by law.
See the Definitions section for a description of the Company's non-GAAP and operating metrics.
Orion Properties Inc.  |  WWW.ONLREIT.COM  |  6

Q3 2026 SUPPLEMENTAL INFORMATION

Company Overview (unaudited)

Orion is a real estate company incorporated in the state of Maryland on July 1, 2021, which has elected to be taxed as a real estate investment trust ("REIT") for U.S. federal income tax purposes, commencing with its initial taxable year ended
December 31, 2021.
Orion is an internally managed REIT engaged in the ownership, acquisition and management of a diversified portfolio of office properties in high-quality suburban markets across the United States and leased primarily on a single-tenant net lease basis to creditworthy tenants. The Company's portfolio is comprised of traditional office properties, as well as governmental, medical office, flex/laboratory and R&D and flex/industrial properties. As part of its investment strategy, the Company intends to shift its portfolio concentration over time away from traditional office properties, towards more Dedicated Use
Assets.
As of September 30, 2026, Orion owned and operated a portfolio of 57 Operating Properties with an aggregate of 6.4 million leasable square feet located in 26 states. As of September 30, 2026, Orion's Annualized Base Rent was $107.0 million, with
67.8% of Annualized Base Rent derived from Investment-Grade Tenants and 40.6% derived from properties deemed to be
Dedicated Use Assets, or DUAs. The Company's Occupancy Rate was 78.3% and the Weighted Average Remaining Lease
Term was 6.1 years.
The top tenants, tenant industries and geographic locations of the Company's Operating Properties are outlined in the following sections: "Tenants Comprising Over 1% of Annualized Base Rent," "Tenant Industry Diversification," and
"Operating Property Geographic Diversification," respectively.
Tenants, Trademarks and Logos
Orion is not affiliated or associated with, is not endorsed by, does not endorse, and is not sponsored by or a sponsor of the tenants or of their products or services pictured or mentioned. The names, logos and all related product and service names, design marks and slogans are the trademarks or service marks of their respective companies.
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Q3 2026 SUPPLEMENTAL INFORMATION

Company Overview (continued)

Senior Management	Board of Directors

Paul H. McDowell, Chief Executive Officer, President	Reginald H. Gilyard, Non-Executive Chairman, Independent Director

Gavin B. Brandon, Executive Vice President, Chief Financial Officer and Treasurer	Kathleen R. Allen, Ph.D., Independent Director

Christopher H. Day, Executive Vice President, Chief Operating Officer	Richard J. Lieb, Independent Director

Paul C. Hughes, General Counsel and Secretary	Gregory J. Whyte, Independent Director

Revea L. Schmidt, Senior Vice President, Chief Accounting Officer	Paul H. McDowell, Chief Executive Officer, President and Director
Corporate Offices and Contact Information

3200 E Camelback Road, Suite 100	122 E. 42nd Street, Suite 5100
Phoenix, AZ 85018	New York, NY 10168
602-698-1002
www.ONLREIT.com

Trading Symbol: ONL

Stock Exchange Listing: New York Stock Exchange

Transfer Agent

Computershare Trust Company, N.A.
c/o Computershare Investor Services
P.O. Box 43006
Providence, RI 02940-3006
Toll Free: 877-218-2434
International: 781-575-3017
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Q3 2026 SUPPLEMENTAL INFORMATION

Balance Sheets (unaudited, in thousands)

	September 30, 2026	June 30, 2026	March 31, 2026	December 31, 2025	September 30, 2025
Assets
Real estate investments, at cost:
Land	$167,254	$167,254	$178,765	$176,532	$187,415
Buildings, fixtures and improvements	962,663	956,882	983,994	976,676	986,834
Total real estate investments, at cost	1,129,917	1,124,136	1,162,759	1,153,208	1,174,249
Less: accumulated depreciation	204,111	196,198	197,281	195,042	188,317
Total real estate investments, net	925,806	927,938	965,478	958,166	985,932
Accounts receivable, net	44,553	41,111	47,644	35,333	32,611
Intangible lease assets, net	74,054	77,872	81,691	75,947	80,102
Cash and cash equivalents	13,731	16,870	10,274	22,362	32,639
Restricted cash	50,450	46,659	50,259	38,277	30,126
Real estate assets held for sale, net	—	—	—	12,803	14,969
Other assets, net	27,956	29,625	32,945	27,614	46,414
Total assets	$1,136,550	$1,140,075	$1,188,291	$1,170,502	$1,222,793

Liabilities and Equity
Mortgages payable, net	$331,955	$331,802	$366,927	$371,957	$371,772
Credit facility revolver	102,000	102,000	127,000	92,000	110,000
Accounts payable and accrued expenses	26,860	25,471	35,318	40,219	40,300
Below-market lease liabilities, net	16,964	17,429	17,939	18,449	18,959
Distributions payable	1,141	1,141	1,137	1,208	1,126
Other liabilities, net	27,254	28,203	30,180	22,154	20,519
Total liabilities	506,174	506,046	578,501	545,987	562,676

Common stock	57	57	57	56	56
Additional paid-in capital	1,153,510	1,152,706	1,151,892	1,151,644	1,150,246
Accumulated other comprehensive loss	—	—	—	(5)	(17)
Accumulated deficit	(524,436)	(520,011)	(543,432)	(528,482)	(491,463)
Total stockholders' equity	629,131	632,752	608,517	623,213	658,822
Non-controlling interest	1,245	1,277	1,273	1,302	1,295
Total equity	630,376	634,029	609,790	624,515	660,117
Total liabilities and equity	$1,136,550	$1,140,075	$1,188,291	$1,170,502	$1,222,793
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Q3 2026 SUPPLEMENTAL INFORMATION

Statements of Operations (unaudited, in thousands, except per share data)

	Three Months Ended
	September 30, 2026	June 30, 2026	March 31, 2026	December 31, 2025	September 30, 2025
Revenues:
Rental	$35,235	$34,098	$36,134	$35,010	$36,918
Fee income from Unconsolidated Joint Venture	198	206	137	209	204
Total revenues	35,433	34,304	36,271	35,219	37,122
Operating expenses:
Property operating	14,282	12,477	14,783	15,199	17,284
General and administrative	4,735	4,611	5,140	5,972	4,607
Depreciation and amortization	12,518	13,520	13,159	13,087	14,709
Impairments	—	—	6,296	14,466	63,698
Transaction related	120	312	259	645	114
Total operating expenses	31,655	30,920	39,637	49,369	100,412
Other (expenses) income:
Interest expense, net	(7,099)	(7,330)	(7,250)	(7,473)	(7,880)
Gain on disposition of real estate assets	—	28,826	—	2,902	3,265
Loss on extinguishment of debt, net	—	(288)	(244)	—	—
Other income	117	63	243	312	317
Other expenses	—	(1)	(3,319)	(360)	(1,116)
Recovery of (reserve on) Member Loan	—	—	439	(5,926)	—
Equity in loss and impairment of investment in Unconsolidated Joint Venture, net	—	—	—	(11,049)	(256)
Total other (expenses) income, net	(6,982)	21,270	(10,131)	(21,594)	(5,670)
(Loss) income before taxes	(3,204)	24,654	(13,497)	(35,744)	(68,960)
Provision for income taxes	(69)	(71)	(71)	(59)	(67)
Net (loss) income	(3,273)	24,583	(13,568)	(35,803)	(69,027)
Net income attributable to non-controlling interest	(11)	(4)	(10)	(7)	(8)
Net (loss) income attributable to common stockholders	$(3,284)	$24,579	$(13,578)	$(35,810)	$(69,035)

Weighted average common shares outstanding - basic	57,045	56,946	56,565	56,316	56,313
Weighted average common shares outstanding - diluted	57,045	58,106	56,565	56,316	56,313

Net (loss) income per share attributable to common stockholders - basic	$(0.06)	$0.43	$(0.24)	$(0.64)	$(1.23)
Net (loss) income per share attributable to common stockholders - diluted	$(0.06)	$0.42	$(0.24)	$(0.64)	$(1.23)
See the Definitions section for a description of the Company's non-GAAP and operating metrics.
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Q3 2026 SUPPLEMENTAL INFORMATION

Funds From Operations (FFO), Core FFO and Funds Available for Distribution (FAD) (unaudited, in thousands, except per share data)

	Three Months Ended
	September 30, 2026	June 30, 2026	March 31, 2026	December 31, 2025	September 30, 2025
Net (loss) income attributable to common stockholders	$(3,284)	$24,579	$(13,578)	$(35,810)	$(69,035)
Adjustments:
Depreciation and amortization of real estate assets	12,480	13,481	13,125	13,050	14,681
Gain on disposition of real estate assets	—	(28,826)	—	(2,902)	(3,265)
Impairment of real estate	—	—	6,296	14,466	63,698
Impairment of investment in Unconsolidated Joint Venture and proportionate share of adjustments for items above, as applicable	—	—	—	11,280	474
FFO attributable to common stockholders	$9,196	$9,234	$5,843	$84	$6,553
Transaction related	120	312	259	645	114
Amortization of deferred financing costs	1,081	928	845	932	933
Amortization of deferred lease incentives, net	207	221	162	136	175
Equity-based compensation, net	804	814	770	1,242	852
Loss on extinguishment of debt, net	—	288	244	—	—
Other adjustments, net	41	1	3,618	7,508	2,366
Proportionate share of Unconsolidated Joint Venture adjustments for items above, as applicable	—	—	—	11	14
Core FFO attributable to common stockholders	$11,449	$11,798	$11,741	$10,558	$11,007
Amortization of above and below market leases, net	(279)	(312)	(312)	(312)	(312)
Straight-line rental revenue	(3,109)	(2,998)	1,830	(2,077)	(4,898)
Unconsolidated Joint Venture basis difference amortization	—	—	—	114	114
Capital expenditures and leasing costs	(6,943)	(8,852)	(18,651)	(17,777)	(18,283)
Other adjustments, net	164	222	123	75	66
Proportionate share of Unconsolidated Joint Venture adjustments for the items above, as applicable	—	—	—	33	27
FAD attributable to common stockholders	$1,282	$(142)	$(5,269)	$(9,386)	$(12,279)

Weighted average common shares outstanding - basic	57,045	56,946	56,565	56,316	56,313
Effect of weighted average dilutive securities (1)	986	1,160	698	705	530
Weighted average common shares outstanding - diluted	58,031	58,106	57,263	57,021	56,843

FFO attributable to common stockholders per diluted share	$0.16	$0.16	$0.10	$0.00	$0.12
Core FFO attributable to common stockholders per diluted share	$0.20	$0.20	$0.21	$0.19	$0.19
FAD attributable to common stockholders per diluted share	$0.02	$0.00	$(0.09)	$(0.17)	$(0.22)
___________________________________
(1)Dilutive securities include unvested restricted stock units net of assumed repurchases in accordance with the treasury stock method and exclude performance-based restricted stock units for which the thresholds have not been met by the end of the applicable reporting period. Such dilutive securities are not included when calculating net loss per diluted share applicable to the Company for the periods presented above, as the effect would be antidilutive.
See the Definitions section for a description of the Company's non-GAAP and operating metrics.
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Q3 2026 SUPPLEMENTAL INFORMATION

EBITDA, EBITDAre and Adjusted EBITDA (unaudited, in thousands)

	Three Months Ended
	September 30, 2026	June 30, 2026	March 31, 2026	December 31, 2025	September 30, 2025
Net (loss) income attributable to common stockholders	$(3,284)	$24,579	$(13,578)	$(35,810)	$(69,035)
Adjustments:
Interest expense, net	7,099	7,330	7,250	7,473	7,880
Depreciation and amortization	12,518	13,520	13,159	13,087	14,709
Provision for income taxes	69	71	71	59	67
Proportionate share of Unconsolidated Joint Venture adjustments for items above, as applicable	—	—	—	972	1,004
EBITDA	$16,402	$45,500	$6,902	$(14,219)	$(45,375)
Gain on disposition of real estate assets	—	(28,826)	—	(2,902)	(3,265)
Impairment of real estate	—	—	6,296	14,466	63,698
Impairment of investment in Unconsolidated Joint Venture and proportionate share of adjustments for items above, as applicable	—	—	—	10,805	—
EBITDAre	$16,402	$16,674	$13,198	$8,150	$15,058
Transaction related	120	312	259	645	114
Amortization of above and below market leases, net	(279)	(312)	(312)	(312)	(312)
Amortization of deferred lease incentives, net	207	221	162	136	175
Loss on extinguishment of debt, net	—	288	244	—	—
Other adjustments, net	41	1	3,618	7,508	2,366
Proportionate share of Unconsolidated Joint Venture adjustments for items above, as applicable	—	—	—	(8)	(7)
Adjusted EBITDA	$16,491	$17,184	$17,169	$16,119	$17,394
See the Definitions section for a description of the Company's non-GAAP and operating metrics.
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Q3 2026 SUPPLEMENTAL INFORMATION

Capital Structure (unaudited, dollars and shares in thousands, except per share amounts)

Capitalization Table
			September 30, 2026
Common stock outstanding			57,045
Stock price			$2.49
Implied Equity Market Capitalization			$142,042
	Wtd. Avg. Maturity (Years)	Wtd. Avg. Interest Rate (1)	Principal Outstanding
Mortgages payable (2)	2.5	5.02%	$334,494
Credit facility revolver (3)	1.4	6.62%	102,000
Total secured debt	2.3	5.39%	$436,494
Total unsecured debt	—	—%	—
Total Principal Outstanding	2.3	5.39%	$436,494

Total Capitalization			$578,536
Cash and cash equivalents			13,731
Restricted cash			50,450
Enterprise Value			$514,355

Net Debt/Enterprise Value			72.4%
Net Debt/Gross Real Estate Investments			27.8%
Fixed Charge Coverage Ratio			2.74x
Liquidity (4)			$177,181
Net Debt/Annualized Most Recent Quarter Adjusted EBITDA			5.64x
Net Debt/Annualized Year-to-Date Adjusted EBITDA			5.49x

Common equity	24.6%

Mortgages payable (2)	57.8%

Credit facility revolver (3)	17.6%
___________________________________
(1)Interest rate for variable rate debt represents the interest rate in effect as of September 30, 2026.
(2)Includes $316.5 million securitized mortgage loan secured by 18 of the Company's properties (the "CMBS Loan") which bears interest at a fixed rate of 4.971%. The CMBS Loan is scheduled to mature on February 11, 2029, subject to two borrower extension options for a total of 18 months if certain conditions have been satisfied. Pursuant to the loan modification agreement with the lender in February 2026, the lender will sweep all excess monthly cash flows from the properties collateralizing the CMBS Loan, after payment of interest and property operating expenses, until maturity to a combination of prepaying the outstanding principal balance of the CMBS Loan and funding an all-purpose reserve. The Company made principal payments of $38.5 million on the CMBS Loan during the nine months ended September 30, 2026. Also includes $18.0 million fixed rate mortgage loan secured by the San Ramon, California property (the "San Ramon Loan") which bears interest at a fixed rate of 5.90% and matures on December 1,
2031.
(3)The credit facility revolver maturity date is February 18, 2028, subject to two six-month borrower extension options until February 18, 2029 if we satisfy certain conditions. The Company's maximum borrowing capacity under the credit facility revolver is $215.0 million and amounts borrowed by the
Company may be prepaid and re-borrowed from time to time. The Company's outstanding borrowings under the credit facility revolver bear interest at a floating rate of, at the election of the Company, Daily Simple SOFR, Term SOFR or a base rate, plus an applicable margin of 2.75% for SOFR loans and 1.75% for base rate loans. During August 2026, the Company entered into an interest rate cap agreement for the credit facility revolver. Under the agreement, the Daily Simple SOFR is capped at 4.25% on a total notional amount of $50.0 million effective from August 7, 2026 to August 7, 2027.
The credit facility revolver is a senior secured fully recourse borrowing facility.
(4)Liquidity represents cash and cash equivalents and restricted cash of $64.2 million as well as $113.0 million available capacity on the Company's credit facility revolver as of September 30, 2026.
See the Definitions section for a description of the Company's non-GAAP and operating metrics.
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Q3 2026 SUPPLEMENTAL INFORMATION

Debt Detail (unaudited, dollars in thousands)

Principal Payments Due	Total	2026	2027	2028	Thereafter
Credit facility revolver (1)	$102,000	$—	$—	$102,000	$—
Mortgages payable (2)	334,494	—	—	—	334,494
Total Principal Outstanding	$436,494	$—	$—	$102,000	$334,494

Debt Type	Percentage of Principal Outstanding	Weighted Average Interest Rate (3)	Weighted Average Years to Maturity
Credit facility revolver (1)	23.4%	6.62%	1.4
Mortgages payable (2)	76.6%	5.02%	2.5
Total	100.0%	5.39%	2.3

Total unsecured debt	—%	—%	—
Total secured debt	100.0%	5.39%	2.3
Total	100.0%	5.39%	2.3

Total fixed-rate debt	76.6%	5.02%	2.5
Total variable-rate debt	23.4%	6.62%	1.4
Total	100.0%	5.39%	2.3
___________________________________
(1)See note 3 under the section "Capital Structure" for more information regarding the Company's credit facility revolver.
(2)See note 2 under the section "Capital Structure" for more information regarding the Company's mortgages payable.
(3)Interest rate for variable rate debt represents the interest rate in effect as of September 30, 2026.
See the Definitions section for a description of the Company's non-GAAP and operating metrics.
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Q3 2026 SUPPLEMENTAL INFORMATION

Ratio Analysis (unaudited, dollars in thousands)

	Three Months Ended
	September 30, 2026	June 30, 2026	March 31, 2026	December 31, 2025	September 30, 2025
Interest Coverage Ratio
Interest Expense, excluding non-cash amortization (1)	$6,018	$6,402	$6,405	$7,028	$7,463
Adjusted EBITDA (2)	16,491	17,184	17,169	16,119	17,394
Interest Coverage Ratio	2.74x	2.68x	2.68x	2.29x	2.33x

Fixed Charge Coverage Ratio
Interest Expense, excluding non-cash amortization (1)	$6,018	$6,402	$6,405	$7,028	$7,463
Proportionate share of Unconsolidated Joint Venture adjustments for secured debt principal amortization	—	—	—	144	146
Total fixed charges	6,018	6,402	6,405	7,172	7,609
Adjusted EBITDA (2)	16,491	17,184	17,169	16,119	17,394
Fixed Charge Coverage Ratio	2.74x	2.68x	2.68x	2.25x	2.29x
___________________________________
(1)Refer to the Statements of Operations section for interest expense calculated in accordance with GAAP and to the Definitions section for the required reconciliation to the most directly comparable GAAP financial measure.
(2)Refer to the Statements of Operations section for net income (loss) calculated in accordance with GAAP and to the EBITDA, EBITDAre and Adjusted
EBITDA section for the required reconciliation to the most directly comparable GAAP financial measure.

	September 30, 2026	June 30, 2026	March 31, 2026	December 31, 2025	September 30, 2025
Net Debt Ratios
Net Debt (1)	$372,313	$373,069	$436,745	$428,039	$444,168
Annualized Most Recent Quarter Adjusted EBITDA	65,964	68,736	68,676	64,476	69,576
Net Debt to Annualized Most Recent Quarter Adjusted EBITDA Ratio	5.64x	5.43x	6.36x	6.64x	6.38x

Net Debt (1)	$372,313	$373,069	$436,745	$428,039	$444,168
Annualized Year-to-Date Adjusted EBITDA (2)	67,792	68,706	68,676	68,957	70,451
Net Debt to Annualized Year-to-Date Adjusted EBITDA Ratio (2)	5.49x	5.43x	6.36x	6.21x	6.30x

Net Debt (1)	$372,313	$373,069	$436,745	$428,039	$444,168
Gross Real Estate Investments (1)	1,340,130	1,334,983	1,374,543	1,382,757	1,423,695
Net Debt Leverage Ratio	27.8%	27.9%	31.8%	31.0%	31.2%
___________________________________
(1)Refer to the Balance Sheets section for total debt and real estate investments, at cost calculated in accordance with GAAP and to the Definitions section for the required reconciliation to the most directly comparable GAAP financial measure.
(2)Year-to-date Adjusted EBITDA for December 31, 2025 has not been annualized for the purpose of this calculation.
See the Definitions section for a description of the Company's non-GAAP and operating metrics.
Orion Properties Inc.  |  WWW.ONLREIT.COM  |  15

Q3 2026 SUPPLEMENTAL INFORMATION

Credit Facility Revolver Covenants (unaudited)

The table that follows summarizes the financial covenants for the Company's credit facility revolver as defined and calculated per the terms of the facility's credit agreement. These calculations are presented to investors to show the
Company's compliance with the financial covenants and are not measures of our liquidity or performance. As of
September 30, 2026, the Company was in compliance with these covenants based on the covenant limits and calculations in place at that time.

Credit Facility Revolver Financial Covenants	Required	September 30, 2026
Ratio of total indebtedness to total asset value	≤ 60%	45.5%
Ratio of adjusted EBITDA to fixed charges	≥ 1.5x	2.58x
Consolidated tangible net worth	≥ $740.6 million	$993.5 million
Collateral property availability	≥ $215.0 million	$301.8 million
Collateral property debt yield	≥ 13%	32.3%
See the Definitions section for a description of the Company's non-GAAP and operating metrics.
Orion Properties Inc.  |  WWW.ONLREIT.COM  |  16

Q3 2026 SUPPLEMENTAL INFORMATION

Net Operating Income (NOI) and Cash NOI (unaudited, dollars in thousands)

	Three Months Ended
	September 30, 2026	June 30, 2026	March 31, 2026	December 31, 2025	September 30, 2025
Rental revenue:
Cash rental revenue	$21,932	$22,534	$26,511	$20,372	$21,469
Fixed reimbursements	1,790	1,711	1,659	1,546	1,526
Variable reimbursements	7,759	6,021	7,208	7,385	7,889
Straight-line rental revenue	3,109	2,998	(1,830)	2,077	4,898
Amortization of above and below market leases, net	279	312	312	312	312
Amortization of deferred lease incentives, net	(207)	(221)	(162)	(136)	(175)
Other rental revenue	573	743	2,436	3,454	999
Total rental revenue	35,235	34,098	36,134	35,010	36,918
Property operating expense	(14,282)	(12,477)	(14,783)	(15,199)	(17,284)
NOI	$20,953	$21,621	$21,351	$19,811	$19,634
Adjustments:
Straight-line rental revenue	(3,109)	(2,998)	1,830	(2,077)	(4,898)
Amortization of above and below market leases, net	(279)	(312)	(312)	(312)	(312)
Amortization of deferred lease incentives, net	207	221	162	136	175
Other non-cash adjustments	33	47	48	48	48
Proportionate share of Unconsolidated Joint Venture Cash NOI	—	—	—	893	900
Cash NOI	$17,805	$18,579	$23,079	$18,499	$15,547
See the Definitions section for a description of the Company's non-GAAP and operating metrics.
Orion Properties Inc.  |  WWW.ONLREIT.COM  |  17

Q3 2026 SUPPLEMENTAL INFORMATION

Leasing Activity (unaudited, square feet and dollars in thousands)

During the periods indicated below, the Company entered into new and renewal leases as summarized in the following tables:

	Three Months Ended September 30, 2026
	New Leases	Renewals	Total
Number of leases	3	2	5
Rentable square feet leased	48	95	143
Weighted average lease term (by rentable square feet) (years) - firm term (1)	10.4	3.0	5.5
Weighted average lease term (by rentable square feet) (years) - non-firm term (1)	10.4	3.0	5.5
Weighted average new term rental rate per rentable square foot per year (cash basis)	$23.41	$25.91	$25.07
Weighted average rental rate change (cash basis) (2) (3)	N/A	25.2%	25.2%
Tenant rent concessions and leasing costs per rentable square foot per year - firm term (4) (5)	$9.26	$0.68	$6.17
Tenant rent concessions and leasing costs per rentable square foot per year - non-firm term (4)	$9.26	$0.68	$6.17

	Three Months Ended September 30, 2025
	New Leases	Renewals	Total
Number of leases	2	5	7
Rentable square feet leased	83	220	303
Weighted average lease term (by rentable square feet) (years) - firm term (1)	5.8	11.6	10.0
Weighted average lease term (by rentable square feet) (years) - non-firm term (1)	5.8	12.0	10.3
Weighted average new term rental rate per rentable square foot per year (cash basis)	$17.71	$16.98	$17.18
Weighted average rental rate change (cash basis) (2) (3)	9.4%	2.2%	4.1%
Tenant rent concessions and leasing costs per rentable square foot per year - firm term (4) (5)	$4.64	$5.74	$5.57
Tenant rent concessions and leasing costs per rentable square foot per year - non-firm term (4)	$4.64	$5.54	$5.40
____________________________________
(1)Firm term includes the non-cancelable portion of the lease term and any cancelable portion of the lease term if the tenant's right to cancel requires payment of a termination fee. Non-firm term includes the firm term plus the portion of the lease term, principally under our United States Government leases, where the tenant has the right to terminate without payment of a termination fee.
(2)Represents weighted average percentage increase or decrease in (i) the annualized monthly cash amount charged to the applicable tenants
(including monthly base rent receivables and certain fixed contractually obligated reimbursements by the applicable tenants, which may include estimates) as of the commencement date of the new lease term (excluding any full or partial rent abatement period) compared to (ii) the annualized monthly cash amount charged to the applicable tenants (including the monthly base rent receivables and certain fixed contractually obligated reimbursements by the applicable tenants, which may include estimates) as of the expiration date of the prior lease term. Contractually obligated reimbursements include estimated amortization of certain landlord funded improvements under our United States Government leases. If a space has been or will be vacant for more than 12 months prior to the commencement of a new lease, was previously otherwise not generating full cash rental revenue or if the lease types are not comparable, the lease will be excluded from the rental rate change calculation.
(3)Excludes three new leases for approximately 48,000 square feet for the three months ended September 30, 2026 that had been or will be vacant for more than 12 months at the time the new lease commences. Excludes one new lease for approximately 3,000 square feet during the three months ended September 30, 2025.
(4)Includes tenant improvement allowances and base building allowances, certain reimbursable and non-reimbursable landlord funded improvements, leasing commissions and rent concessions (includes estimates of property operating expenses, where applicable). For its multi-tenant properties, the
Company has allocated the estimated cost of landlord funded improvements that benefit the property generally and/or the common areas and not the tenant's premises in particular, to the applicable lease based on square footage of the related tenant.
(5)There were no reimbursable landlord funded improvements or tenant improvement allowances included in the tenant rent concessions and leasing costs for the three months ended September 30, 2026 and 2025.
See the Definitions section for a description of the Company's non-GAAP and operating metrics.
Orion Properties Inc.  |  WWW.ONLREIT.COM  |  18

Q3 2026 SUPPLEMENTAL INFORMATION

Leasing Activity (continued) (unaudited, square feet and dollars in thousands)

During the periods indicated below, the Company entered into new and renewal leases as summarized in the following tables:

	Nine Months Ended September 30, 2026
	New Leases	Renewals	Total
Number of leases	7	7	14
Rentable square feet leased	249	451	700
Weighted average lease term (by rentable square feet) (years) - firm term (1)	11.4	3.9	6.6
Weighted average lease term (by rentable square feet) (years) - non-firm term (1)	11.4	3.9	6.6
Weighted average new term rental rate per rentable square foot per year (cash basis)	$17.52	$29.65	$25.34
Weighted average rental rate change (cash basis) (2) (3)	N/A	1.8%	1.8%
Tenant rent concessions and leasing costs per rentable square foot per year - firm term (4) (5)	$6.25	$4.05	$5.40
Tenant rent concessions and leasing costs per rentable square foot per year - non-firm term (4)	$6.25	$4.05	$5.40

	Nine Months Ended September 30, 2025
	New Leases	Renewals (6)	Total
Number of leases	5	10	15
Rentable square feet leased	312	550	862
Weighted average lease term (by rentable square feet) (years) - firm term (1)	9.5	6.7	7.7
Weighted average lease term (by rentable square feet) (years) - non-firm term (1)	9.5	6.9	7.8
Weighted average new term rental rate per rentable square foot per year (cash basis)	$26.17	$19.09	$21.67
Weighted average rental rate change (cash basis) (2) (3)	9.4%	(9.0)%	(7.1)%
Tenant rent concessions and leasing costs per rentable square foot per year - firm term (4) (5)	$8.03	$5.28	$6.51
Tenant rent concessions and leasing costs per rentable square foot per year - non-firm term (4)	$8.03	$5.15	$6.42
____________________________________
(1)Firm term includes the non-cancelable portion of the lease term and any cancelable portion of the lease term if the tenant's right to cancel requires payment of a termination fee. Non-firm term includes the firm term plus the portion of the lease term, principally under our United States Government leases, where the tenant has the right to terminate without payment of a termination fee.
(2)Represents weighted average percentage increase or decrease in (i) the annualized monthly cash amount charged to the applicable tenants
(including monthly base rent receivables and certain fixed contractually obligated reimbursements by the applicable tenants, which may include estimates) as of the commencement date of the new lease term (excluding any full or partial rent abatement period) compared to (ii) the annualized monthly cash amount charged to the applicable tenants (including the monthly base rent receivables and certain fixed contractually obligated reimbursements by the applicable tenants, which may include estimates) as of the expiration date of the prior lease term. Contractually obligated reimbursements include estimated amortization of certain landlord funded improvements under our United States Government leases. If a space has been or will be vacant for more than 12 months prior to the commencement of a new lease, was previously otherwise not generating full cash rental revenue or if the lease types are not comparable, the lease will be excluded from the rental rate change calculation.
(3)Excludes seven new leases for approximately 249,000 square feet for the nine months ended September 30, 2026 that had been or will be vacant for more than 12 months at the time the new lease commences. Excludes four new leases for approximately 232,000 square feet during the nine months ended September 30, 2025.
(4)Includes tenant improvement allowances and base building allowances, certain reimbursable and non-reimbursable landlord funded improvements, leasing commissions and rent concessions (includes estimates of property operating expenses, where applicable). For its multi-tenant properties, the
Company has allocated the estimated cost of landlord funded improvements that benefit the property generally and/or the common areas and not the tenant's premises in particular, to the applicable lease based on square footage of the related tenant.
(5)There were no reimbursable landlord funded improvements or tenant improvement allowances included in the tenant rent concessions and leasing costs for the nine months ended September 30, 2026. Tenant rent concessions and leasing costs per rentable square foot for the nine months ended
September 30, 2025 and attributable to new leases have been retrospectively updated to reduce the amount of tenant improvement allowances by
$0.53 per rentable square foot per year pursuant to the terms of a subsequent lease amendment entered into during the three months ended March
31, 2026.
(6)Includes the Company's proportionate share of rentable square feet and tenant rent concessions and leasing costs for one 163,000 square foot renewal at a property owned by the Company's Unconsolidated Joint Venture.
See the Definitions section for a description of the Company's non-GAAP and operating metrics.
Orion Properties Inc.  |  WWW.ONLREIT.COM  |  19

Q3 2026 SUPPLEMENTAL INFORMATION

Vacant Property Operating Expenses (unaudited, square feet and dollars in thousands for the nine months ended September 30, 2026)

	Square Feet	Total Expenses
Operating Properties
Fully vacant - full period (1)	241	$1,414
Fully vacant - partial period	451	1,032
Substantially vacant - full period (2)	291	1,426
Substantially vacant - partial period (2)	—	—
Fully and substantially vacant subtotal	983	$3,872
Partially vacant (3)	570	2,822
Total	1,553	$6,694

Disposed Properties
Fully vacant - full period	N/A	1,885

Grand Total		$8,579
___________________________________
(1)The Company had five fully vacant Operating Properties as of September 30, 2026. All expenses are a component of property operating expenses in the consolidated statements of operations and represent expenses for which the Company does not expect to be reimbursed.
(2)Operating Properties with an Occupancy Rate of 15% or lower are considered substantially vacant. The Company had one substantially vacant
Operating Property as of September 30, 2026.
(3)The Company does not record property operating expenses at the suite level; therefore, the total expenses for the nine months ended September 30,
2026 for partially vacant Operating Properties are estimated by multiplying the vacant square feet of the partially vacant Operating Properties by the total annualized expenses per square foot for fully and substantially vacant Operating Properties and prorating for the nine months ended September
30, 2026.
See the Definitions section for a description of the Company's non-GAAP and operating metrics.
Orion Properties Inc.  |  WWW.ONLREIT.COM  |  20

Q3 2026 SUPPLEMENTAL INFORMATION

Acquisitions and Dispositions (unaudited, square feet and dollars in thousands)

Acquisitions
The following table summarizes the Company's acquisition activity during the nine months ended September 30, 2026.

Date Purchased	Property Location	Square Feet	Gross Purchase Price	Adjusted Purchase Price (1)	Lease Term (Years) (2)	Cash Capitalization Rate	Average Capitalization Rate
February 27, 2026	Northbrook, IL	75	$15,000	$14,064	10.8	8.1%	9.0%
June 30, 2026	Lincoln, NE (3)	N/A	575	575	N/A	N/A	N/A
	Total	75	$15,575	$14,639
___________________________________
(1)Represents Gross Purchase Price less, where applicable, adjustments to and credits against the purchase price agreed to by the Company pursuant to the purchase and sale agreement. Adjusted Purchase Price is not net of transaction costs.
(2)Represents the remaining lease term as of the acquisition date.
(3)The Company acquired the fee simple interest in one parcel of land at a property located in Lincoln, Nebraska. The Company's ownership interest of this property was previously comprised of a long-term ground lease interest. As of September 30, 2026, this property is approximately 96.7% leased to two tenants with a weighted average remaining lease term of 4.9 years.
Dispositions
The following table summarizes the Company's disposition activity during the nine months ended September 30, 2026.

Date Sold	Property Location	Square Feet	Gross Sales Price	Adjusted Sales Price (1)	Lease Term (Years)	Cash Capitalization Rate	Average Capitalization Rate
January 9, 2026	Bedford, MA	328	$5,600	$5,600	Vacant	N/A	N/A
January 15, 2026	Malvern, PA	188	7,500	7,500	Vacant	N/A	N/A
April 21, 2026	Deerfield, IL (2)	N/A	13,100	13,100	Vacant	N/A	N/A
May 1, 2026	Glen Burnie, MD	120	22,500	22,490	Vacant	N/A	N/A
June 5, 2026	Columbus, OH	140	35,000	35,000	5.8	5.6%	5.7%
	Total	776	$83,700	$83,690
___________________________________
(1)Represents Gross Sales Price less, where applicable, adjustments to and credits against the sales price agreed to by the Company pursuant to the purchase and sale agreement. Adjusted Sales Price is not net of transaction costs.
(2)Includes six properties. No building square footage is associated with these properties due to the demolition of the buildings on the campus.
See the Definitions section for a description of the Company's non-GAAP and operating metrics.
Orion Properties Inc.  |  WWW.ONLREIT.COM  |  21

Q3 2026 SUPPLEMENTAL INFORMATION

Diversification Statistics: Operating Property Portfolio
(unaudited, percentages based on portfolio Annualized Base Rent as of September 30, 2026, other than Occupancy Rate and Leased Rate which are based on Rentable Square Feet as of September 30, 2026)

Geographic Diversification
Texas
21.2%
New Jersey
15.6%
Kentucky
9.7%
Colorado
6.2%
New York
6.0%
California
5.7%
Georgia
4.6%
Tennessee
4.6%
Virginia
3.4%
Nebraska
2.8%

___________________________________________________

Lease Expirations
1.3%
9.5%
23.1%
7.0%
7.3%
2.9%
1.8%
5.7%
4.7%
13.1%
2026
2027
2028
2029
2030
2031
2032
2033
2034
2035

Statistics (square feet and dollars in thousands)
Operating Properties	57
Non-Operating Properties	—
Rentable Square Feet	6,352
Annualized Base Rent	$107,017
Occupancy Rate	78.3%
Leased Rate	78.3%
Weighted Average Remaining Lease Term	6.1
Investment-Grade Tenants	67.8%
NN leases	57.6%
NNN leases	7.0%
See the Definitions section for a description of the Company's non-GAAP and operating metrics.
Orion Properties Inc.  |  WWW.ONLREIT.COM  |  22

Q3 2026 SUPPLEMENTAL INFORMATION

Tenants Comprising Over 1% of Annualized Base Rent (unaudited, square feet and dollars in thousands as of September 30, 2026)

Tenant	Number of Leases	Occupied Square Feet	% of Total Rentable Square Feet	Annualized Base Rent	% of Total Annualized Base Rent	Credit Rating
General Services Administration	16	810	12.8%	$22,013	20.6%	AA+
Merrill Lynch	1	482	7.6%	11,136	10.4%	A-
Ingram Micro	1	161	2.5%	4,795	4.5%	BB
Sekisui House U.S.	1	145	2.3%	4,562	4.3%	BBB
T-Mobile	3	216	3.4%	4,180	3.9%	BBB+
Cigna/Evernorth	2	244	3.8%	3,966	3.7%	A-
Encompass Health	1	65	1.0%	3,646	3.4%	BB
Collins Aerospace	1	207	3.3%	3,587	3.3%	BBB+
AT&T	1	203	3.2%	3,484	3.3%	BBB
Home Depot/HD Supply	2	153	2.4%	3,448	3.2%	A
Top Ten Tenants	29	2,686	42.3%	64,817	60.6%
Remaining Tenants:
Linde	1	175	2.8%	2,972	2.8%	A
Maximus	2	168	2.7%	2,737	2.6%	BB+
Mercury One	1	172	2.7%	2,586	2.4%	NR
Valent U.S.A.	1	97	1.5%	2,585	2.4%	NR
Charter Communications	1	156	2.5%	2,476	2.3%	BB+
Brown University Health	1	136	2.1%	2,209	2.1%	NR
GE Vernova	1	152	2.4%	2,117	2.0%	BBB
Banner Life Insurance	1	116	1.8%	2,113	2.0%	A
Day Pitney	1	56	0.9%	2,049	1.9%	NR
Elementis	1	66	1.0%	1,980	1.9%	NR
AGCO	1	126	2.0%	1,830	1.7%	BBB-
FedEx	1	90	1.4%	1,623	1.5%	BBB
Honeywell	1	81	1.3%	1,586	1.5%	A
B&G Foods	1	49	0.8%	1,540	1.4%	B-
Ifm Efector	1	45	0.7%	1,406	1.3%	NR
Barilla America	1	75	1.2%	1,167	1.1%	NR
Becton Dickinson	1	50	0.8%	1,116	1.0%	BBB
Change Healthcare Operations	1	55	0.9%	1,097	1.0%	A+
Total	48	4,551	71.8%	$100,006	93.5%
See the Definitions section for a description of the Company's non-GAAP and operating metrics.
Orion Properties Inc.  |  WWW.ONLREIT.COM  |  23

Q3 2026 SUPPLEMENTAL INFORMATION

Tenant Industry Diversification (unaudited, square feet and dollars in thousands as of September 30, 2026)

Industry	Number of Leases (1)	Occupied Square Feet	% of Total Rentable Square Feet	Annualized Base Rent	% of Total Annualized Base Rent
Government & Public Services	18	854	13.4%	$22,573	21.1%
Health Care Equipment & Services	11	703	11.1%	14,205	13.3%
Capital Goods	8	664	10.5%	11,647	10.9%
Financial Institutions	1	482	7.6%	11,136	10.4%
Telecommunication Services	4	419	6.6%	7,664	7.2%
Materials	4	343	5.4%	7,636	7.1%
Commercial & Professional Services	10	304	4.8%	6,577	6.2%
Software & Services	2	220	3.5%	5,708	5.3%
Consumer Durables & Apparel	1	145	2.3%	4,562	4.3%
Retailing	3	157	2.5%	3,526	3.3%
Top Ten Tenant Industries	62	4,291	67.7%	95,234	89.1%
Remaining Tenant Industries:
Food & Beverage	2	124	1.9%	2,707	2.5%
Charity & Non-Profit	1	172	2.7%	2,586	2.4%
Media & Entertainment	1	156	2.5%	2,476	2.3%
Insurance	1	116	1.8%	2,113	2.0%
Transportation	1	90	1.4%	1,623	1.5%
Restaurant	5	20	0.3%	228	0.2%
Real Estate	1	2	—%	50	—%
Total	74	4,971	78.3%	$107,017	100.0%
__________________________________
(1) The Company has certain Operating Properties that are subject to multiple leases.
See the Definitions section for a description of the Company's non-GAAP and operating metrics.
Orion Properties Inc.  |  WWW.ONLREIT.COM  |  24

Q3 2026 SUPPLEMENTAL INFORMATION

Lease Expirations (unaudited, square feet and dollars in thousands as of September 30, 2026)

Year of Expiration	Number of Leases Expiring (1)	Occupied Square Feet	% of Total Rentable Square Feet	Annualized Base Rent	% of Total Annualized Base Rent
2026	2	45	0.7%	$1,364	1.3%
2027	8	586	9.2%	10,163	9.5%
2028	13	1,073	16.9%	24,685	23.1%
2029	7	427	6.7%	7,492	7.0%
2030	7	277	4.4%	7,814	7.3%
2031	6	98	1.6%	3,077	2.9%
2032	2	83	1.3%	1,908	1.8%
2033	4	297	4.7%	6,045	5.7%
2034	6	305	4.8%	5,071	4.7%
2035	3	614	9.7%	14,028	13.1%
Thereafter	16	1,166	18.3%	25,370	23.6%
Total	74	4,971	78.3%	$107,017	100.0%
__________________________________
(1) The Company has certain Operating Properties that are subject to multiple leases.
See the Definitions section for a description of the Company's non-GAAP and operating metrics.
Orion Properties Inc.  |  WWW.ONLREIT.COM  |  25

Q3 2026 SUPPLEMENTAL INFORMATION

Lease Summary (unaudited, square feet and dollars in thousands as of September 30, 2026)

Rent Escalations	Number of Leases (1)	Occupied Square Feet	% of Total Rentable Square Feet	Annualized Base Rent	% of Total Annualized Base Rent
Fixed Dollar or Percent Increase	52	4,026	63.4%	$82,769	77.3%
GSA CPI	15	775	12.2%	21,272	19.9%
CPI	1	81	1.3%	1,586	1.5%
Flat	6	89	1.4%	1,390	1.3%
Total	74	4,971	78.3%	$107,017	100.0%

Tenant Expense Obligations	Number of Leases (1)	Occupied Square Feet	% of Total Rentable Square Feet	Annualized Base Rent	% of Total Annualized Base Rent
NN	42	3,358	52.8%	$61,655	57.6%
Modified Gross	24	1,319	20.8%	37,762	35.3%
NNN	6	284	4.5%	7,495	7.0%
Gross	2	10	0.2%	105	0.1%
Total	74	4,971	78.3%	$107,017	100.0%
__________________________________
(1) The Company has certain Operating Properties that are subject to multiple leases.
See the Definitions section for a description of the Company's non-GAAP and operating metrics.
Orion Properties Inc.  |  WWW.ONLREIT.COM  |  26

Q3 2026 SUPPLEMENTAL INFORMATION

Operating Property Geographic Diversification (unaudited, square feet and dollars in thousands as of September 30, 2026)

Location	Number of Properties	Rentable Square Feet	% of Total Rentable Square Feet	Annualized Base Rent	% of Total Annualized Base Rent
Texas	15	1,351	21.2%	$22,764	21.2%
New Jersey	3	714	11.2%	16,705	15.6%
Kentucky	1	438	6.9%	10,350	9.7%
Colorado	3	392	6.2%	6,679	6.2%
New York	6	756	11.9%	6,466	6.0%
California	3	214	3.4%	6,065	5.7%
Georgia	3	284	4.5%	4,928	4.6%
Tennessee	4	240	3.8%	4,907	4.6%
Virginia	1	207	3.3%	3,587	3.4%
Nebraska	1	150	2.4%	2,971	2.8%
Top Ten States	40	4,746	74.8%	85,422	79.8%
Remaining States:
Missouri	1	181	2.8%	2,692	2.5%
Wisconsin	1	156	2.5%	2,476	2.3%
Rhode Island	1	136	2.1%	2,209	2.1%
Maryland	1	116	1.8%	2,113	2.0%
Iowa	2	92	1.4%	2,089	1.9%
West Virginia	1	63	1.0%	1,475	1.4%
Pennsylvania	1	45	0.7%	1,406	1.3%
Oregon	1	69	1.1%	1,212	1.1%
Illinois	1	75	1.2%	1,167	1.1%
Kansas	1	90	1.4%	1,140	1.1%
Oklahoma	1	330	5.2%	866	0.8%
Idaho	1	35	0.6%	741	0.7%
Indiana	1	83	1.3%	664	0.6%
Arizona	1	90	1.4%	591	0.6%
Minnesota	1	39	0.6%	505	0.5%
Florida	1	6	0.1%	249	0.2%
Total	57	6,352	100.0%	$107,017	100.0%
See the Definitions section for a description of the Company's non-GAAP and operating metrics.
Orion Properties Inc.  |  WWW.ONLREIT.COM  |  27

Q3 2026 SUPPLEMENTAL INFORMATION

Operating Property Type (unaudited, square feet and dollars in thousands as of September 30, 2026)

Property Type	Number of Properties	Rentable Square Feet	% of Total Rentable Square Feet	Annualized Base Rent	% of Total Annualized Base Rent
Traditional Office	29	4,354	68.5%	$63,574	59.4%
Governmental	17	938	14.8%	23,552	22.0%
Flex/Industrial	5	612	9.7%	8,825	8.2%
Flex/Laboratory and R&D	4	293	4.6%	6,829	6.4%
Medical Office	2	155	2.4%	4,237	4.0%
Total	57	6,352	100.0%	$107,017	100.0%
See the Definitions section for a description of the Company's non-GAAP and operating metrics.
Orion Properties Inc.  |  WWW.ONLREIT.COM  |  28

Q3 2026 SUPPLEMENTAL INFORMATION

Operating Property Portfolio (unaudited, as of September 30, 2026 and Cash NOI for the trailing 12 months ended September 30, 2026)

Industry	Address	Rentable Square Feet	Occupancy Rate	WALT	ABR	Trailing NOI (1)	Trailing Cash NOI (1)
Commercial & Professional Services	4335 Paredes Line Road Brownsville, TX	78	100.0%	1.7	$1,597	$1,557	$1,572	(2)
Telecommunication Services	3750 Wheeler Road Augusta, GA	78	100.0%	6.0	1,781	1,501	1,685	(2)
Telecommunication Services	4080 27th Court SE Salem, OR	69	100.0%	3.6	1,212	1,175	1,170	(2)
Health Care Equipment & Services	8455 University Place Drive St. Louis, MO	181	100.0%	2.3	2,692	2,555	2,664	(3)
Government & Public Services	2305 Hudson Boulevard Brownsville, TX	11	100.0%	7.4	354	131	179	(3)
Government & Public Services	257 Bosley Industrial Park Parkersburg, WV	63	100.0%	12.6	1,475	1,104	1,147	(2)
Government & Public Services	2805 Pine Mill Road Paris, TX	11	100.0%	4.9	437	248	257	(3)
Government & Public Services	3381 U.S. Highway 277 Eagle Pass, TX	20	100.0%	11.5	562	286	298	(2)
Government & Public Services	2475 Cliff Creek Crossing Dr Dallas, TX	17	100.0%	4.0	683	306	338	(2)
Government & Public Services	3644 Avtech Parkway Redding, CA	44	100.0%	0.1	1,349	1,037	1,049	(2)
Government & Public Services	5100 W 36th Street Minneapolis, MN	39	100.0%	3.6	505	491	494	(2)
Government & Public Services	4525 State Route 11 Malone, NY	29	100.0%	4.8	1,036	565	634	(3)
Government & Public Services	2600 Voyager Avenue Sioux City, IA	11	100.0%	0.8	503	217	271	(2)
Government & Public Services	135 Circle Lane Knoxville, TN	26	100.0%	2.8	1,000	333	359	(2)
Health Care Equipment & Services	2304 State Highway 121 Bedford, TX	65	100.0%	4.1	3,646	3,631	3,633	(3)
Government & Public Services	3369 U.S. Highway 277 Eagle Pass, TX	9	100.0%	12.4	314	97	97	(2)
Transportation	942 S. Shady Grove Road Memphis, TN	90	100.0%	8.3	1,623	1,746	1,605	(3)
Capital Goods	601 Third Street SE Cedar Rapids, IA	81	100.0%	1.4	1,586	1,429	1,559	(3)
Health Care Equipment & Services	15 LaSalle Square Providence, RI	136	100.0%	9.5	2,209	2,519	1,405	(2)
Materials	100 Sci Park Boulevard East Windsor, NJ	66	100.0%	5.6	1,980	1,319	825	(3)
Vacant	6005 Fair Lakes Road East Syracuse, NY	109	—%	—	—	2,298	2,298	(3)
Government & Public Services	310 Canaveral Groves Blvd Cocoa, FL	6	100.0%	1.4	249	102	102
Government & Public Services	103 & 104 Airport Road Grangeville, ID	35	100.0%	1.1	741	494	494
Government & Public Services	2901 Alta Mesa Boulevard Fort Worth, TX	16	100.0%	9.3	438	136	128	(2)
Government & Public Services	59 Dunning Way Plattsburgh, NY	13	100.0%	7.0	585	343	345	(2)
Capital Goods	1800 Nelson Road Longmont, CO	152	100.0%	8.0	2,117	2,335	2,253	(2)
Telecommunication Services	2270 Lakeside Boulevard Richardson, TX	203	100.0%	0.5	3,484	3,380	3,535
Health Care Equipment & Services	5859 Farinon Drive San Antonio, TX	96	52.1%	1.0	1,116	833	871
Commercial & Professional Services	202 S. Cheyenne Tulsa, OK	330	11.8%	10.5	866	(1,555)	(1,729)	(2)
Consumer Durables & Apparel	4350 South Monaco Street Denver, CO	145	100.0%	2.1	4,562	1,823	2,829	(2)
Vacant	2250 Lakeside Boulevard Richardson, TX	116	—%	—	—	(740)	(740)
Commercial & Professional Services	3833 Greenway Drive Lawrence, KS	90	100.0%	1.7	1,140	1,080	1,106	(2)
Materials	1585 Sawdust Road The Woodlands, TX	175	100.0%	6.7	2,972	2,297	2,689	(2)
Vacant	7390 S. Iola Street Englewood, CO	95	—%	—	—	(689)	(689)	(3)
Media & Entertainment	1254-1320 N. MLK Jr. Drive Milwaukee, WI	156	100.0%	0.5	2,476	2,380	2,354
Telecommunication Services	695 Grassmere Park Nashville, TN	69	100.0%	7.3	1,187	1,254	1,185	(3)
Commercial & Professional Services	1575 Sawdust Road The Woodlands, TX	153	79.1%	2.6	2,512	2,041	2,080
Retailing	101 Riverview Parkway Santee, CA	73	100.0%	2.2	2,131	1,873	1,890	(2)
Charity & Non-Profit	6655 North MacArthur Boulevard Irving, TX	172	100.0%	12.1	2,586	325	(1,093)	(2)
Government & Public Services	333 Scott St & 300 Madison Ave Covington, KY	438	96.3%	1.9	10,350	6,206	6,051	(2)
Vacant	1759 Wehrle Drive Amherst, NY	170	—%	—	—	642	1,248
Capital Goods	22640 Davis Drive Sterling, VA	207	100.0%	2.6	3,587	3,475	3,522	(3)
Capital Goods	1100 Atwater Drive, Lot 11A Malvern, PA	45	100.0%	5.1	1,406	1,389	1,447	(3)
Health Care Equipment & Services	7353 Company Drive Indianapolis, IN	83	100.0%	1.0	664	613	605	(2)
See the Definitions section for a description of the Company's non-GAAP and operating metrics.
Orion Properties Inc.  |  WWW.ONLREIT.COM  |  29

Q3 2026 SUPPLEMENTAL INFORMATION

Health Care Equipment & Services	1640 Dallas Parkway Plano, TX	209	50.2%	7.9	$2,063	$2,206	$1,903	(2)
Government & Public Services	777 Research Road Lincoln, NE	150	96.7%	4.9	2,971	1,679	5,066	(2)
Software & Services	249 - 257 West Genesee Street Buffalo, NY	405	41.0%	12.5	4,845	2,309	(564)	(2)
Insurance	3275 Bennett Creek Avenue Urbana, MD	116	100.0%	12.9	2,113	2,453	3,456	(3)
Health Care Equipment & Services	100 Airpark Center Drive East Nashville, TN	55	100.0%	4.0	1,097	1,170	1,075	(2)
Retailing	3074 Chastain Meadows Pkwy NW Kennesaw, GA	80	100.0%	1.5	1,317	1,510	1,731	(3) (5)
Capital Goods	4205 River Green Parkway Duluth, GA	126	100.0%	14.8	1,830	2,289	1,285	(3)
Commercial & Professional Services	8 Sylvan Way Parsippany, NJ	166	63.3%	14.6	3,589	150	(1,052)	(2)
Financial Institutions	1500-1600 American Boulevard Hopewell, NJ	482	100.0%	9.2	11,136	11,082	6,580	(3)
Health Care Equipment & Services	3003 N. 3rd Street Phoenix, AZ	90	25.6%	9.9	591	(362)	(784)	(3)
Vacant	395 S. Youngs Road Amherst, NY	30	—%	—	—	(223)	(223)
Materials	4600 Norris Canyon Road San Ramon, CA	97	100.0%	12.9	2,585	4,282	2,730	(4)
Food & Beverage	885 Sunset Ridge Road Northbrook, IL	75	100.0%	10.3	1,167	779	727	(2)
__________________________________
(1)For certain properties, Trailing NOI and Trailing Cash NOI do not reflect a normalized full 12 months of rents due to factors such as lease expirations or commencements, non-routine income and/or expenses (including reimbursements for end-of-lease obligations or capital reimbursements), and/or recent acquisition of the property. Additional factors that may impact Trailing Cash NOI include contractual free rent periods and/or build-out periods prior to rent commencement when the tenant has possession of the space. These factors have no effect on Annualized Base Rent.
(2)Property serving as collateral under the Company's credit facility revolver.
(3)Property serving as collateral for the Company's CMBS Loan.
(4)Property serving as collateral for the Company's San Ramon Loan.
(5)Property is currently subleased through March 2028, at which time the Company's lease with the sublease tenant will commence and is scheduled to expire in August 2033.
See the Definitions section for a description of the Company's non-GAAP and operating metrics.
Orion Properties Inc.  |  WWW.ONLREIT.COM  |  30

Q3 2026 SUPPLEMENTAL INFORMATION

Unconsolidated Joint Venture Investment Summary (1) (unaudited, square feet and dollars in thousands)

The following table summarizes the Company's investments in the Unconsolidated Joint Venture as of September 30, 2026.

Property	Tenant Industry	Weighted Average Remaining Lease Term	Proportionate Share of Gross Real Estate Investments	Proportionate Share of Rentable Square Feet	Proportionate Share of Annualized Base Rent	Proportionate Share of Principal Outstanding
Schneider Electric - Foxboro, MA	Capital Goods	1.2	$4,206	50	$757	$4,662
Sysmex - Lincolnshire, IL	Health Care Equipment & Services	10.1	5,935	33	844	4,739
DHL - Westerville, OH	Transportation	5.3	4,896	29	466	3,638
Peraton - Herndon, VA	Software & Services	3.3	5,287	33	1,243	5,195
Atlas Air - Erlanger, KY	Transportation	9.5	4,399	20	337	2,836
Spire Energy - St. Louis, MO	Utilities	8.4	4,423	26	394	3,283
		5.6	$29,146	191	$4,041	$24,353
__________________________________
(1)Beginning January 1, 2026, the Company no longer includes the proportionate share of the Unconsolidated Joint Venture's financial statement line items and operating metrics in its non-GAAP financial results and other operating metrics. See "About the Data" above.
Orion Properties Inc.  |  WWW.ONLREIT.COM  |  31

Q3 2026 SUPPLEMENTAL INFORMATION

Definitions (unaudited, in thousands, except share and per share data)

Annualized Base Rent ("ABR") is the monthly aggregate cash amount charged to tenants under our leases (including monthly base rent receivables and certain fixed contractually obligated reimbursements by our tenants), as of the final date of the applicable period, multiplied by 12. Annualized Base Rent is not indicative of future performance.
Average Capitalization Rate represents annualized average estimated Cash NOI of the property over the tenant's lease term, excluding any rent concession periods credited at the date of purchase or sale, divided by gross purchase or sale price, except that for certain triple and double net lease properties, the Average Capitalization Rate represents annualized average estimated cash rental revenue of the property over the tenant’s lease term divided by gross purchase or sale price.
Cash Capitalization Rate represents next 12 full months estimated Cash NOI of the property, excluding any rent concession periods credited at the date of purchase or sale, divided by gross purchase or sale price, except that for certain triple and double net lease properties, the Cash Capitalization Rate represents next 12 full months estimated cash rental revenue of the property divided by gross purchase or sale price.
CPI refers to a lease in which base rent is adjusted based on changes in a consumer price index.
Credit Rating of a tenant refers to the Standard & Poor's or Moody's credit rating and such rating also may reflect the rating assigned by Standard & Poor's or Moody's to the lease guarantor or the parent company as applicable.
Dedicated Use Asset is a property that includes a substantial specialized use component such as government, medical, laboratory and research and development, and flex operations, where tenants perform work that cannot be replicated from home or relocated to a generic office setting, and would therefore not be considered a traditional office property.
Double Net Lease ("NN") is a lease under which the tenant agrees to pay all operating expenses associated with the property (e.g., real estate taxes, insurance, maintenance), but excludes some or all major repairs (e.g., roof, structure, parking lot, in each case, as further defined in the applicable lease).
Earnings Before Interest, Taxes, Depreciation and Amortization for Real Estate ("EBITDAre") and Adjusted EBITDA
Due to certain unique operating characteristics of real estate companies, as discussed below, the National Association of
Real Estate Investment Trusts, Inc. ("Nareit"), an industry trade group, has promulgated a supplemental performance measure known as Earnings Before Interest, Taxes, Depreciation and Amortization for Real Estate. Nareit defines EBITDAre as net income (loss) computed in accordance with GAAP, adjusted for interest expense, income tax expense (benefit), depreciation and amortization, impairment write-downs on real estate and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity and gains or losses from disposition of real estate assets. For periods prior to January 1, 2026, we also adjust for our proportionate share of
EBITDAre adjustments related to the Unconsolidated Joint Venture. We calculated EBITDAre in accordance with Nareit's definition described above.
In addition to EBITDAre, we use Adjusted EBITDA as a non-GAAP supplemental performance measure to evaluate the operating performance of the Company. Adjusted EBITDA, as defined by the Company, represents EBITDAre, modified to exclude non-routine items such as transaction related expenses. We also exclude certain non-cash items such as impairments of intangible and right-of-use assets, changes in fair value of derivatives not designated as hedging instruments, gains or losses on the extinguishment or forgiveness of debt, amortization of intangibles, above-market lease assets and deferred lease incentives, net of amortization of below-market lease liabilities and, for periods prior to January 1,
2026, our proportionate share of Adjusted EBITDA adjustments related to the Unconsolidated Joint Venture. Management believes that excluding these costs from EBITDAre provides investors with supplemental performance information that is consistent with the performance models and analysis used by management, and provides investors a view of the performance of our portfolio over time. Therefore, EBITDAre and Adjusted EBITDA should not be considered as an alternative to net income (loss), as determined under GAAP. The Company uses Adjusted EBITDA as one measure of its operating performance when formulating corporate goals and evaluating the effectiveness of the Company's strategies.
EBITDAre and Adjusted EBITDA may not be comparable to similarly titled measures of other companies.
Enterprise Value equals the sum of the Implied Equity Market Capitalization and Net Debt, in each case, as of an applicable date.
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Q3 2026 SUPPLEMENTAL INFORMATION

Definitions (continued) (unaudited, in thousands, except share and per share data)

Fixed Charge Coverage Ratio is (a) Adjusted EBITDA divided by (b) the sum of (i) Interest Expense, excluding non-cash amortization and (ii) secured debt principal amortization on Adjusted Principal Outstanding. Management believes that Fixed
Charge Coverage Ratio is a useful supplemental measure of our ability to satisfy fixed financing obligations.
Fixed Dollar or Percent Increase refers to a lease that requires contractual rent increases during the term of the lease agreement. A Fixed Dollar or Percent Increase lease may include a period of free rent at the beginning or end of the lease.
Flat refers to a lease that requires equal rent payments, with no contractual increases, throughout the term of the lease agreement. A Flat lease may include a period of free rent at the beginning or end of the lease.
Funds Available for Distribution ("FAD")
Funds available for distribution, as defined by the Company, represents Core FFO, as defined below, modified to exclude capital expenditures and leasing costs, as well as certain non-cash items such as amortization of above-market leases, net of amortization of below-market lease liabilities, straight-line rental revenue, and, for periods prior to January 1, 2026, our proportionate share of FAD adjustments related to the Unconsolidated Joint Venture and amortization of the Unconsolidated
Joint Venture basis difference. Management believes that adjusting these items from Core FFO provides investors with supplemental performance information that is consistent with the performance models and analysis used by management and provides useful information regarding the Company's ability to fund its dividend.
However, not all REITs calculate FAD and those that do may not calculate FAD the same way, so comparisons with other
REITs may not be meaningful. FAD should not be considered as an alternative to net income (loss) or cash flow provided by
(used in) operating activities as determined under GAAP.
Nareit Funds from Operations ("Nareit FFO" or "FFO") and Core Funds from Operations ("Core FFO")
Due to certain unique operating characteristics of real estate companies, as discussed below, Nareit has promulgated a supplemental performance measure known as FFO, which we believe to be an appropriate supplemental performance measure to reflect the operating performance of the Company. FFO is not equivalent to our net income (loss) as determined under GAAP.
Nareit defines FFO as net income (loss) computed in accordance with GAAP adjusted for gains or losses from disposition of real estate assets, depreciation and amortization of real estate assets, impairment write-downs on real estate and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity. For periods prior to January 1, 2026, we also adjust for our proportionate share of FFO adjustments related to the Unconsolidated Joint Venture. We calculate FFO in accordance with Nareit's definition described above.
In addition to FFO, we use Core FFO as a non-GAAP supplemental financial performance measure to evaluate the operating performance of the Company. Core FFO, as defined by the Company, excludes from FFO items that we believe do not reflect the ongoing operating performance of our business such as transaction related expenses, amortization of deferred financing costs, amortization of deferred lease incentives, net, equity-based compensation, amortization of premiums and discounts on debt, net, gains or losses on extinguishment of swaps and/or debt, changes in fair value of derivatives not designated as hedging instruments, and, for periods prior to January 1, 2026, our proportionate share of
Core FFO adjustments related to the Unconsolidated Joint Venture.
We believe that FFO and Core FFO allow for a comparison of the performance of our operations with other publicly-traded
REITs, as FFO and Core FFO, or a substantially similar measure, are routinely reported by publicly-traded REITs, each adjust for items that we believe do not reflect the ongoing operating performance of our business and we believe are often used by analysts and investors for comparison purposes.
For all of these reasons, we believe FFO and Core FFO, in addition to net income (loss), as determined under GAAP, are helpful supplemental performance measures and useful in understanding the various ways in which our management evaluates the performance of the Company over time. However, not all REITs calculate FFO and Core FFO the same way, so comparisons with other REITs may not be meaningful. FFO and Core FFO should not be considered as alternatives to net income (loss) and are not intended to be used as a liquidity measure indicative of cash flow available to fund our cash needs. Neither the SEC, Nareit, nor any other regulatory body has evaluated the acceptability of the exclusions used to adjust FFO in order to calculate Core FFO and its use as a non-GAAP financial performance measure.
Orion Properties Inc.  |  WWW.ONLREIT.COM  |  33

Q3 2026 SUPPLEMENTAL INFORMATION

Definitions (continued) (unaudited, in thousands, except share and per share data)

GAAP is an abbreviation for generally accepted accounting principles in the United States.
Gross Lease is a lease under which the landlord is responsible for all expenses associated with the property (e.g., real estate taxes, insurance, maintenance and repairs).
Gross Real Estate Investments represent total gross real estate and related assets of Operating Properties, net of gross intangible lease liabilities and, for periods prior to January 1, 2026, the Company's proportionate share of such amounts related to properties owned by the Unconsolidated Joint Venture. Gross Real Estate Investments should not be considered as an alternative to the Company's real estate investments balance as determined under GAAP or any other GAAP financial measures and should only be considered together with, and as a supplement to, the Company's financial information prepared in accordance with GAAP.
The following table shows a reconciliation of Gross Real Estate Investments to the amounts presented in accordance with
GAAP on the balance sheets for the periods presented (in thousands):

	September 30, 2026	June 30, 2026	March 31, 2026	December 31, 2025	September 30, 2025
Total real estate investments, at cost - as reported	$1,129,917	$1,124,136	$1,162,759	$1,153,208	$1,174,249
Adjustments:
Gross intangible lease assets	248,873	249,507	261,557	250,204	253,127
Gross intangible lease liabilities	(38,660)	(38,660)	(38,660)	(38,660)	(38,660)
Non-Operating Properties total real estate investments, at cost	—	—	(11,113)	(11,113)	(11,113)
Proportionate share of Unconsolidated Joint Venture Gross Real Estate Investments	—	—	—	29,118	46,092
Gross Real Estate Investments	$1,340,130	$1,334,983	$1,374,543	$1,382,757	$1,423,695
GSA CPI refers to a General Services Administration ("GSA") lease that includes a contractually obligated operating cost component of rent which is adjusted annually based on changes in a consumer price index.
Implied Equity Market Capitalization equals shares of common stock outstanding as of an applicable date, multiplied by the closing sale price of the Company's stock as reported on the New York Stock Exchange on such date.
Industry is derived from the Global Industry Classification Standard ("GICS") Methodology that was developed by Morgan
Stanley Capital International ("MSCI") in collaboration with S&P Dow Jones Indices to establish a global, accurate, complete and widely accepted approach to defining industries and classifying securities by industry.
Interest Coverage Ratio equals Adjusted EBITDA divided by Interest Expense, excluding non-cash amortization.
Management believes that Interest Coverage Ratio is a useful supplemental measure of our ability to service our debt obligations.
Interest Expense, excluding non-cash amortization is a non-GAAP measure that represents interest expense incurred on the outstanding principal balance of our debt and, for periods prior to January 1, 2026, the Company's proportionate share of the Unconsolidated Joint Venture's interest expense incurred on its outstanding principal balance. This measure excludes the amortization of deferred financing costs, premiums and discounts, which is included in interest expense in accordance with GAAP. Interest Expense, excluding non-cash amortization should not be considered as an alternative to the Company's interest expense as determined under GAAP or any other GAAP financial measures and should only be considered together with and as a supplement to the Company's financial information prepared in accordance with GAAP.
Orion Properties Inc.  |  WWW.ONLREIT.COM  |  34

Q3 2026 SUPPLEMENTAL INFORMATION

Definitions (continued) (unaudited, in thousands, except share and per share data)

The following table shows a reconciliation of Interest Expense, excluding non-cash amortization to interest expense presented in accordance with GAAP on the statements of operations for the periods presented (in thousands):

	Three Months Ended
	September 30, 2026	June 30, 2026	March 31, 2026	December 31, 2025	September 30, 2025
Interest expense, net - as reported	$7,099	$7,330	$7,250	$7,473	$7,880
Adjustments:
Amortization of deferred financing costs and other non- cash charges	(1,081)	(928)	(845)	(932)	(933)
Proportionate share of Unconsolidated Joint Venture Interest Expense, excluding non-cash amortization	—	—	—	487	516
Interest Expense, excluding non-cash amortization	$6,018	$6,402	$6,405	$7,028	$7,463
Investment-Grade Tenants are those with a Credit Rating of BBB- or higher from Standard & Poor's or a Credit Rating of
Baa3 or higher from Moody's. The ratings may reflect those assigned by Standard & Poor's or Moody's to the lease guarantor or the parent company, as applicable.
Leased Rate equals the sum of Leased Square Feet divided by Rentable Square Feet as of an applicable date.
Leased Square Feet is Rentable Square Feet leased for which revenue recognition has commenced in accordance with
GAAP and signed leases for vacant space with future commencement dates.
Modified Gross Lease is a lease under which the landlord is responsible for most expenses associated with the property
(e.g., real estate taxes, insurance, maintenance and repairs), but passes through some operating expenses to the tenant.
Month-to-Month refers to a lease that is outside of the contractual lease expiration, but the tenant has not vacated and continues to pay rent which may also include holdover rent if applicable.
Net Debt, Principal Outstanding and Adjusted Principal Outstanding
Principal Outstanding is a non-GAAP measure that represents the Company's outstanding principal debt balance, excluding certain GAAP adjustments, such as premiums and discounts, financing and issuance costs, and related accumulated amortization. For periods prior to January 1, 2026, Adjusted Principal Outstanding includes the Company's proportionate share of the Unconsolidated Joint Venture's outstanding principal debt balance. We believe that the presentation of Principal
Outstanding and Adjusted Principal Outstanding, which show our contractual debt obligations, provides useful information to investors to assess our overall financial flexibility, capital structure and leverage. Principal Outstanding and Adjusted
Principal Outstanding should not be considered as alternatives to the Company's consolidated debt balance as determined under GAAP or any other GAAP financial measures and should only be considered together with, and as a supplement to, the Company's financial information prepared in accordance with GAAP.
Net Debt is a non-GAAP measure used to show the Company's Adjusted Principal Outstanding, less all cash and cash equivalents and, for periods prior to January 1, 2026, the Company's proportionate share of the Unconsolidated Joint
Venture's cash and cash equivalents. Beginning January 1, 2026, the Company has revised its definition and calculation of
Net Debt to also add restricted cash to the amounts that reduce the Company's Adjusted Principal Outstanding under debt obligations. This change in definition has also been applied retrospectively for comparison purposes and, for periods prior to
January 1, 2026, also includes the Company's proportionate share of restricted cash from the Unconsolidated Joint Venture.
We believe that the presentation of Net Debt provides useful information to investors because our management reviews Net
Debt as part of its management of our overall liquidity, financial flexibility, capital structure and leverage.
Orion Properties Inc.  |  WWW.ONLREIT.COM  |  35

Q3 2026 SUPPLEMENTAL INFORMATION

Definitions (continued) (unaudited, in thousands, except share and per share data)

The following table shows a reconciliation of Net Debt, Principal Outstanding and Adjusted Principal Outstanding to the
amounts presented in accordance with GAAP on the balance sheets for the periods presented (in thousands):

	September 30, 2026	June 30, 2026	March 31, 2026	December 31, 2025	September 30, 2025
Mortgages payable, net	$331,955	$331,802	$366,927	$371,957	$371,772
Credit facility revolver	102,000	102,000	127,000	92,000	110,000
Total debt - as reported	433,955	433,802	493,927	463,957	481,772
Deferred financing costs, net	2,539	2,796	3,351	1,043	1,228
Principal Outstanding	436,494	436,598	497,278	465,000	483,000
Proportionate share of Unconsolidated Joint Venture Principal Outstanding	—	—	—	25,753	25,897
Adjusted Principal Outstanding	$436,494	$436,598	$497,278	$490,753	$508,897
Cash and cash equivalents	(13,731)	(16,870)	(10,274)	(22,362)	(32,639)
Restricted cash	(50,450)	(46,659)	(50,259)	(38,277)	(30,126)
Proportionate share of Unconsolidated Joint Venture cash and cash equivalents	—	—	—	(495)	(394)
Proportionate share of Unconsolidated Joint Venture restricted cash	—	—	—	(1,580)	(1,570)
Net Debt	$372,313	$373,069	$436,745	$428,039	$444,168
Net Debt Leverage Ratio equals Net Debt divided by Gross Real Estate Investments. Beginning in 2026, the Company has
revised its definition and calculation of Net Debt to also add restricted cash to the amounts that reduce the Company's
Adjusted Principal Outstanding under debt obligations. This change in definition has also been applied retrospectively for comparison purposes and, for periods prior to January 1, 2026, also includes the Company's proportionate share of restricted cash from the Unconsolidated Joint Venture.
Net Operating Income ("NOI"), Cash NOI, Trailing NOI and Trailing Cash NOI
NOI is a non-GAAP performance measure used to evaluate the operating performance of a real estate company. NOI represents total revenues less property operating expenses and excludes fee revenue earned for services to the
Unconsolidated Joint Venture, impairment, depreciation and amortization, general and administrative expenses, and transaction related expenses. Cash NOI excludes the impact of certain GAAP adjustments included in rental revenue, such as straight-line rental revenue, amortization of above-market intangible lease assets and below-market lease intangible liabilities, and amortization of deferred lease incentives. For periods prior to January 1, 2026, Cash NOI includes the proportionate share of such amounts from properties owned by the Unconsolidated Joint Venture. Trailing NOI and Trailing
Cash NOI represent trailing 12-month NOI and Cash NOI, calculated for the most recent 12-month period as of the applicable date. It is management's view that NOI and Cash NOI provide investors relevant and useful information because it reflects only income and operating expense items that are incurred at the property level and presents them on an unleveraged basis. NOI and Cash NOI should not be considered as an alternative to operating income in accordance with
GAAP. Further, NOI and Cash NOI may not be comparable to similarly titled measures of other companies.
Orion Properties Inc.  |  WWW.ONLREIT.COM  |  36

Q3 2026 SUPPLEMENTAL INFORMATION

Definitions (continued) (unaudited, in thousands, except share and per share data)

The following table shows the calculation of NOI and Cash NOI for the periods presented (in thousands):

	Three Months Ended
	September 30, 2026	June 30, 2026	March 31, 2026	December 31, 2025	September 30, 2025
Total revenues	$35,433	$34,304	$36,271	$35,219	$37,122
Less: total operating expenses	(31,655)	(30,920)	(39,637)	(49,369)	(100,412)
Fee income from Unconsolidated Joint Venture	(198)	(206)	(137)	(209)	(204)
Transaction related	120	312	259	645	114
General and administrative	4,735	4,611	5,140	5,972	4,607
Depreciation and amortization	12,518	13,520	13,159	13,087	14,709
Impairment of real estate assets	—	—	6,296	14,466	63,698
NOI	20,953	21,621	21,351	19,811	19,634
Straight-line rental revenue	(3,109)	(2,998)	1,830	(2,077)	(4,898)
Amortization of above and below market leases, net	(279)	(312)	(312)	(312)	(312)
Amortization of deferred lease incentives, net	207	221	162	136	175
Other non-cash adjustments	33	47	48	48	48
Proportionate share of Unconsolidated Joint Venture Cash NOI	—	—	—	893	900
Cash NOI	$17,805	$18,579	$23,079	$18,499	$15,547
Non-Operating Properties refers to all properties owned and consolidated by the Company as of the applicable date which have been excluded from Operating Properties due to the properties being vacant and repositioned, redeveloped, developed or held for sale.
Occupancy Rate equals the sum of Occupied Square Feet divided by Rentable Square Feet as of an applicable date.
Occupied Square Feet is Rentable Square Feet leased for which revenue recognition has commenced in accordance with
GAAP.
Operating Properties refers to all properties owned and consolidated by the Company as of the applicable date, excluding
Non-Operating Properties.
Property Operating Expense includes reimbursable and non-reimbursable costs to operate a property, including real estate taxes, utilities, insurance, repairs, maintenance, legal, property management fees, etc.
Rentable Square Feet is leasable square feet of Operating Properties.
Triple Net Lease ("NNN") is a lease under which the tenant agrees to pay all expenses associated with the property (e.g., real estate taxes, insurance, maintenance and repairs in accordance with the lease terms).
Unconsolidated Joint Venture means the Company's investment in an unconsolidated joint venture with an affiliate of Arch
Street Capital Partners, LLC.
Weighted Average Remaining Lease Term ("WALT") is the number of years remaining on each respective lease as of the applicable date, weighted based on Annualized Base Rent.